UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2019

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway
Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, James A. Gariepy, Senior Vice President and Chief Operating Officer of the Company, retired from such positions on March 1, 2019 (the “Separation Date”). In connection with his retirement, the Company entered into a Separation Agreement and Release with Mr. Gariepy (the “Separation Agreement”) on March 5, 2019. Pursuant to Mr. Gariepy’s existing employment agreement dated December 8, 2011 and the Separation Agreement, Mr. Gariepy receives the following:

Cash Payments

•

A lump sum cash severance payment of $1,125,000, which is equal to two times Mr. Gariepy’s base salary in effect as of the Separation Date, will be paid to Mr. Gariepy on the tenth business day following the Separation Date, along with his (i) unpaid base salary earned through the Separation Date and (ii) accrued but unpaid vacation time or paid-time-off, as provided in his existing employment agreement; and

•

The Company will pay Mr. Gariepy his annual bonus for the fiscal year ended December 31, 2018, based on actual performance results, as if he had remained employed through the payment (vesting) date for such bonus, in the amount of $482,800, no later than 30 days following the Separation Date.

Equity Awards

•

Mr. Gariepy’s unvested shares of restricted stock granted under the Company’s 2004 Incentive Plan and 2017 Omnibus Incentive Plan (the “Incentive Plans”) outstanding on the Separation Date are fully vested; and

•

Mr. Gariepy’s unvested performance units granted under the Incentive Plans outstanding on the Separation Date are fully vested and will be paid (if at all) based on the actual achievement of the applicable performance goals (as set forth in the applicable performance unit award agreement) as if he had remained employed through the payment date for such awards (without any pro-ration).

Miscellaneous Benefits

•

The Company will continue to provide Mr. Gariepy and his covered dependents medical, vision, dental and life insurance coverage until the earlier of (i) equivalent coverage and benefits being provided to Mr. Gariepy by a subsequent employer or (ii) three years following the Separation Date, subject to Mr. Gariepy’s timely payment of the applicable active employee premiums for such coverage.

The Separation Agreement contains confidentiality provisions, certain restrictive covenants, including non-compete and non-solicitation obligations continuing for 24 months after the Separation Date and non-disparagement obligations, and a limited indemnification for Mr. Gariepy. Further, Mr. Gariepy released the Company from claims that Mr. Gariepy may have in connection with his employment with the Company or the separation from such employment.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated March 5, 2019, between the Company and James A. Gariepy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President — General Counsel and Secretary

Date: March 8, 2019

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